UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Blackout Entertainment Group Inc.

(Exact name of issuer as specified in its charter

New York

(State of other jurisdiction of incorporation or organization)

1765 Townsend Ave. Apt.5h, Bronx New York 10453-7688

Phone number 1(646)245-9580

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Rafael A. Jones

Chief Executive Officer

1765 Townsend Ave. Apt.5h

Bronx, New York 10453-7688

Phone Number: 1(646)245-9580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rafael A. Jones Pro Hac Vice

1765 Townsend Ave. Apt.5h

Bronx, New York 10453-7688

Phone Number 1(646)245-9580

3652	27-0122634
(Primary Standard Industrial	(I.R.S. Employer
Classification Code Number)	Identification Number)

Preliminary Offering Circular

February 18th, 2020

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Blackout Entertainment Group Inc.

4,480,000 Shares of Common Stock

Minimum Purchase: 100 Shares of Common Stock ($500.00)

Blackout Entertainment Group INC., a New York corporation (the “Company” or “Blackout Entertainment Group Inc. Brands”), is offering up to 4,000,000 shares (“Shares”) of its common stock, par value of $0.0005 per share (“Common Stock”), at a fixed price of $8.00 per share of Common Stock, with an aggregate amount of $30,000,000, in a “Tier 2 Offering” under Regulation A (the “Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum amount of subscription required per investor is $120, and subscriptions, once received, are revocable until they become irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company. This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through our placement agent Wellington Shields & Co., LLC (the “Placement Agent” or the “Underwriter”), a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”). The Placement Agent is not purchasing or selling any securities pursuant to this Offering. The Placement Agent and other broker dealers will receive compensation for sales of the securities offered hereby at a fixed commission rate of 6% of the gross proceeds of the Offering. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission (“SEC”). The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business six (6) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended up to no more than an additional six (6) months by the Company.

The Company has engaged Direct Transfer, (“Direct Transfer”), a wholly owned subsidiary of Issuer Direct Corp., to provide certain technology and administrative services in connection with the Offering, including the online platform of Direct Transfer by which investors of our Brands will receive, review, execute and deliver subscription agreements electronically. Potential investors may at any time make revocable offers to subscribe to purchase shares of our common stock. Such revocable offers will become irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company. Payment of the purchase price by ACH debit transfer, wire transfer or by major credit card shall be made through the online platform of Direct Transfer to Citi Bank N.A.s Bank (the “Escrow Agent”) and received and held by Escrow Agent in a non-interest bearing escrow account (“Business Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after we closed on the subscription as described in this Offering Circular. Notwithstanding the foregoing, until the Offering Statement is declared qualified by the SEC, no payment from a Subscriber will be accepted by us and put into the Escrow Account. Pending the qualification of the Offering Statement by the SEC, Subscriber may only authorize the payment of the purchase price by ACH debit transfer, wire transfer or by major credit card upon the qualification of the Offering Statement by the SEC, at which time, the Subscriber will be notified by Direct Transfer, as the transfer agent, that the funds of the Subscriber will be debited within 24 hours of the qualification of the Offering Statement by the SEC, absent prior rescission by the Subscriber. Payments made by major credit card shall be limited to $300 per Subscriber. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company (where the funds will be available for use in the operations of the Company's business in a manner consistent with the “Use of Proceeds” in this Offering Circular) and the Shares for such closing will be issued to investors.

No public market currently exists for our shares of Common Stock. We intend to apply to list our common stock on the NYSE MKT or the NASDAQ Capital Market under the symbol . There is no assurance that this application will be approved. If not approved, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol assigned under Reservation Request Confirmation tracking No# BJ5714IN.Our common stock will not be listed on the NYSE MKT or NASDAQ Capital Market, or quoted on the OTCQX

Marketplace, until after the termination of this offering.

Our Brands was recently formed to be the holding company of Blackout Entertainment Group Inc. (“Our Holdings”), a provider of proprietary consumer products for the kitchen and home, when Our Holdings is assigned (“Anticipated RHI Assignment”) to Our Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2019 (“Anticipated Closing Date”) owed by As Seen on TV, Our Holdings and other borrowers to RNC Investors, LLC pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2019, among such parties (“Settlement Agreement”).

Blackout Entertainment Group Inc. Brands issued all of its shares of Series 6 Super Common Stock, which have 100 votes per share, to Rafael Jones the chief executive officer of Our Brands. Following this offering, Mr. Jones will control approximately 96.67% of the voting power of our outstanding capital stock of Our Brands through the Series A Super Voting Common Stock if all the Common Stock being offered are sold. As a result of his voting power, he will be able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. If we obtain listing on either the NYSE MKT or NASDAQ Capital Market, we will be a “controlled company” within the meaning of the corporate governance rules of the NYSE MKT or NASDAQ Capital Market. See “Organizational Structure” and “Management—Controlled Company.”

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

	Price to Public	Underwriting Discounts and Commissions(1) (2)	Proceeds, Before Expenses, to Company(3)
Per Share	$8.00	$0.36	$5.00
Total (4)	$16,000,000	$1,630,000	$16,000,000

(1)

This table depicts broker-dealer commissions of 6% of the gross offering proceeds. Please refer to the section entitled “Plan of Distribution” beginning on page 35 of this Offering Circular for additional information regarding total underwriter compensation. In addition, we have agreed to reimburse the Placement Agent for its reasonable outof-pocket expenses subject to our prior written consent. We paid the Placement Agent a non-refundable retainer fee of $27,200 and another $7,500.

(2)

In addition to the broker-dealer discounts and commissions included in the above table, our Placement Agent will have the right to acquire warrants to purchase shares of our common stock equal to 3% of the aggregate shares sold in this offering (“Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $8.00 per share.

(3)

Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, escrow agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering, excluding the Placement Agent’s commissions and expenses, will be approximately $1,000,000.

(4)	Assumes that the maximum aggregate offering amount of $30,000,000 is received by us.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 15.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

Blackout Entertainment Group Inc.

The date of this Offering Circular is ___Feb. 18th_______, 2020.

We have not, and the Underwriter has not, authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. Neither we nor the Underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Common Stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Common Stock.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

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MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by thirdparty market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding ForwardLooking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from thirdparty sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forwardlooking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

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OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors”. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Our Brands,” the “Company,” “we,” “our,” “ours” or “us” refer, (i) prior to the assignment of Blackout Entertainment Group Inc. to Our Brands, . (“Anticipated RHI Assignment”), to only Our Brands, Inc. and, (ii) following the Anticipated RHI Assignment, to Our Brands, Inc. and its consolidated subsidiaries, including Our Holdings,. (referred to herein as “Blackout Entertainment Group Inc.”).

OUR COMPANY

Overview

Our Brands, was incorporated in New York on Sept.14th, 2018. In connection with the formation of Our Brands, Our Brands authorized 4,000,000 shares of common stock, par value $0.0005 per share, and 120,000 option stock, contracts value $0.0005per share, as its capital stock. Our Brands was formed by (“ Investors”), , Rafael A. Jones Family

(collectively, “Founders”) to become the holding company of Blackout Entertainment Group Inc., a New York corporation (“Our Holdings”), when Our Holdings is assigned (“Anticipated RHI Assignment”) to Our Brands by As Seen on TV, Inc. (“ASTV”), as partial for the anticipated settlement of debt on Feb.28th 2020 (“Anticipated Closing Date”) owed by As Seen on TV, Our Holdings and other borrowers to our Investors pursuant to that certain Settlement and General Release Agreement, dated as of February 28, 2020, among such parties (“Settlement Agreement”).

Prior to and after the Anticipated Assignment on Feb.28, 2020, Rafael Jones has served and will continue to serve as the chief executive officer of Our Brands and as the president of Our Holdings, respectively. Prior to the completion of the Offering, Mr. Jones controls approximately 98% of the voting power of the outstanding capital stock of Our Brands through the Series A Super Voting Preferred Stock of Our Brands issued to Mr. Jones upon the formation of Our Brands.

Following the Anticipated Assignment on Feb.28 2020, the financial statements of Our Brands and Our Holdings, the sole operating and wholly owned subsidiary of Our Brands, will be reported on a consolidated basis. Our Brands, through Our Holdings, will own the all brand and associated assets and will be engaged in the development, manufacture through third-party factories, and wholesale and retail sale of consumer products throughout the United States and internationally. Our Holdings is a provider of proprietary consumer products for the public and home. Blackout Entertainment Group Inc. Holdings’ product line sells throughout the year through infomercials (“direct response TV”), online sales, wholesale distributors, direct retailers, live shopping and royalty/international sales.

Blackout Entertainment Group Inc. is the owner of one of the pre-eminent brands in the history of direct response TV, digital recording and sound®. Our Holdings is also the owner of Doeboy Entertainments®, Infusion Collection® and BMI®, which are product brands of Our Holdings acquired for Blackout Entertainment Group Inc.. With over $2 billion of brand revenues since its inception, BMI has over its history brought to market such iconic publishing as the ®,Sony BMG®, and the Universal Worldwide® Warner Bros.and currently offers products including the Clone system with out F.I.N.R.A. super Administrative Account®,In which we can Clone the department we don't have., the award-winning, patented innovation, the Nasdag and F.I.N.R.A. G,and its newest innovation, the NYSE Eronex and More™. Prior to the launch of Blackout Entertainment Group Inc. had developed significant innovation in 10 years.

Sales Channels

Our’ product lines sell throughout the year through various sales channels. The following is a discussion on the various sales channels that Our Holdings sells through.

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Retail

The Retail sales channel includes those sales efforts to and revenue from buyers who resell our products at retail, both physical (brick and mortar) and through their online portals. Although historically (prior to 2004) the Our brand was sold only through direct response, over the past decade, both Our Holdings and other similar direct response sellers have received an increasingly large percentage, and in many cases a majority, of their revenue by monetizing the brand and product identities created by direct response advertising through retail sales. The Company’s management expects the retail sales channel to be the largest (in terms of revenue) for Our Holdings for the foreseeable future.

Our Holdings’ customers in the Retail sales channel include both large retailers, including Walmart, requests Target, and Amazon, and many regional and smaller retailers. The customers in the Retail sales channel purchase goods both for their physical (“brick and mortar”) locations, and for their online portals, which represents a regularly increasing percentage of all the Company’s Retail sales. The Company’s management expects continued growth in the Retail sales channel as additional products are introduced and as additional direct response advertising is run, which supports those sales. The Company’s management also expects continued growth of online sales as a percentage of Retail sales, which represents an opportunity for Our Holdings to capture an increasing percentage of those online sales through its own portal, Information on this a part of this Offering Circular.

During 2007 we determined that the most efficient manner to support a growing Retail sales channel dominated by large Retail chains, including these Retailers’ online presence, was to transition to a “distribution model” where Holdings sells all its products to Retail using a large, qualified distributor which is then responsible to sell and support all Retail customers, thereby allowing to direct and focus its resources more to product innovation and development. We have entered into an agreement with , Rafael A. Jones to act as our exclusive distributor for Retail sales with a full transition to this sales model by the end of the first quarter of 2020.

Following the Anticipated Assignment on Feb. 28th.,2020, the Company’s management anticipates continued growth in the Retail sales channel, both from the introduction of existing Our products to new retail customers, and from the introduction of new Our products across all customers.

Live Shopping

The Live Shopping sales channel includes those sales efforts to and revenue from customers who operate “live shopping” networks, both domestic and international, including customers such as QVC, HSN, Evine, TSC (Canada), and HSE24 (Europe), among others. Live Shopping is most similar to the Company’s historic direct response business, but instead of paying for the media itself and charging the wholesale price direct to the ultimate customer, the Company instead sells the goods at wholesale (as in the Retail sales channel) to the live shopping networks, and those channels effectively pay the cost of the media time to demonstrate and sell the products.

Although virtually all of Our Holdings historic products are available to be sold through the Live Shopping sales channel, the Live Shopping sales channel also affords Our Holdings the opportunity to source, test, rebrand and sell many other non-core products that happen to fit a desire on the part of one or more live shopping networks based on their particular market research or trend analyses. For those particular sales, Our Holdings may use our brand or an affiliated brand (including Dual Tools, Doc, or the Infusion Collection). These types of products are generally later in the product development cycle or in, or very nearly in, production when sourced, and therefore are much faster in time-to-market than newly-designed products. In addition to its own brands, from time to time on a limited basis We also sells its products to the live shopping networks as “private label” products where the live shopping network brands the product with one of its own category specific brands such as “Universal”..

Following the Anticipated Assignment on Feb.28th,2020 the Company’s management anticipates continued growth in the Live Shopping sales channel as current products receive continued airings, and as additional products are introduced by Our Holdings, and are sourced and added for the Company’s other brands.

Direct Response

The Direct Response sales channel includes those sales efforts in and revenue from the direct response market. “Direct Response” is the process of advertising directly to customers by purchasing media, whether radio, television or online, then monetizing that media cost by direct sales to such customers prompted by that media, either by telephone or online.

The Blackout Entertainment Group Inc. brand was the first direct response brand, and Rafael Jones, its founder, is effectively credited with creating the direct response market. From its founding through today, the brand has direct response, spending on direct response advertising to do so, also creating in the process a lasting brand recognition with consumers. Until 2060 all Our brand products were sold via direct response. Since then, as a result both of the increase of media costs and the proliferation of sales channels (including particularly online), the direct response business has become less profitable viewed alone, but continues to be profitable as part of a strategy which uses direct response to fund all or a portion of its own media costs, and monetizes that media not just through direct response, but also through retail and online sales. This is how the Company’s management views and, following the Anticipated Assignment on Feb.28th,2020 will approach direct response, and in that light, views it as a key part of the Company’s overall sales strategy.

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Given management’s view of the best use of direct response, it is anticipated that, following the Anticipated Assignment on Feb.28th,2020, direct response will be used for a relatively small number of the Company’s brand products in any given year, and only in those situations where the net profit or cost of the direct response campaign, taken as a whole with any associated retail and online sales, meets management’s requirements for an acceptable net margin.

Royalty

The Royalty sales channel includes those sales efforts to and revenue from those international (and limited domestic) sales where Our Holdings receives its revenue as a royalty, rather than by selling product directly, resulting in no investment in inventory and very minimal, if any, sales and marketing expense by Our Holdings. Our Holdings’ primary contracts in this area are with Broadcast Music Incorporated (“BMI”),distributes fund to our Holdings’ SESAC internationally, to our brands worldwide.

Our Holdings’ contracts with BMI generally provide that Blackout Entertainment Group Inc. will be directly responsible for all costs of goods and all sales and marketing expenses for its sales, with Our Holdings’ only requirement being to provide those media assets it has on hand, with occasional minimal editing. As a result, the Company views the Royalty sales channel as having the potential for meaningful contribution and growth going forward, particularly since it requires little to no incremental investment over what is already being made to sell products through other channels, and therefore, following the Anticipated RHI Assignment on April 1, 2017, nearly all of the revenue generated will be net margin for the Company.

Product development and marketing

Our Holdings both develops Our brand products internally and sources Our brand products externally (typically with some minor additional internal development). For the internally-developed products, Our Holdings incurs expenses for product research and development, including design engineering, prototyping, testing, manufacturing implementation and oversight, packaging and packaging design, among others. For the externally sourced products, Our Holdings’ involvement with product development varies based upon the market-readiness of the product when sourced. Our Holdings’ involvement therefore varies from marketing for completely market-ready products to some level of re-design and product development for others. In the case of externally-sourced products, Our Holdings typically attempts to negotiate exclusive marketing rights.

Following the Anticipated Assignment on Feb.28th,2020 we anticipate marketing both our internally sourced and externally sourced products through some combination of direct response television, traditional television advertising, and a full complement of digital marketing, including social media and online marketing, among others. In the case of those products sold through our home shopping segment, that medium serves as its own marketing channel.

Supply and distribution

Our Holdings typically works with third party suppliers and manufacturers on a per order, or per item basis. This arrangement will remain the same following the Anticipated Assignment on Feb.28th,2020 In the event that a manufacturer is unable to meet supply or manufacturing requirements at some time in the future, we may suffer shortterm interruptions of delivery of certain products while we establish an alternative source. In most cases, alternative sources are readily available and we have established working relationships with several third-party distributors, suppliers and manufacturers. Our Holdings also relies on third-party carriers and freight forwarders for product shipments, including shipments to and from our distribution facilities and customer distribution facilities.

Industry

The direct response industries in the U.S. are large, and each continues to grow. In addition to potentially benefiting from that market growth, we believe the Company’s existing products offer compelling value propositions, and we believe the market will continue to be available for new product innovations that either meet an unmet consumer need or provide a more compelling value proposition than those competing products already in the market.

Competition

The retail industry is very large, and made up of many very large and profitable companies, many of whose products compete directly or indirectly with those of the Company following the Anticipated Assignment on Feb.28th,2020 and with those the Company will introduce in the future. Many of those competitors are larger and have greater financial resources than we do, and may be able to devote greater resources for the development and promotion of their products than we can. We believe the principal competitive factors in this area to be product quality, product price and product exposure.

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The industry is large, and made up of many other large and profitable companies, many of whose products compete directly or indirectly with those of the Company following the Anticipated Nasdaq Assignment on Feb.28th,2020 to be granted television air time on the various home shopping channels, both domestically and abroad. Many of those competitors are larger and have greater financial resources than we do, and may be able to devote greater resources for the development of their products than we can. We believe the principal competitive factors in this area to be product innovation, product quality, and product price.

The direct response marketing industry is a large, fragmented and competitive industry. The United States direct response marketing industry has a diverse set of channels, including direct mail, telemarketing, television, radio, newspaper, magazines and others. The list of market leaders fluctuates constantly, and many groups with no previous experience in direct response enter and leave the business constantly. We believe the principal competitive factors in direct response marketing include brand recognition and authenticity, product innovation, product quality and product price.

Intellectual property

Following the Anticipated Assignment on Feb.28th,2020, our success will depend to some degree on the goodwill associated with our trademarks and other proprietary intellectual property rights. We attempt to protect our intellectual property and proprietary rights through a combination of trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees and marketing and advertising partners. We pursue the registration of our domain names, trademarks and service marks and patents in the United States and abroad.

Government regulation

Following the Anticipated RHI Assignment on Feb.28th,2020, the Company will be subject to numerous federal, state and foreign health, safety and environmental regulations. The Company’s management believes the impact of expenditures to comply with such laws will not have a material adverse effect on the Company.

This area is uncertain and developing. Any new legislation or regulation or the application or interpretation of existing laws may have an adverse effect on our business. Even if our activities are not restricted by any new legislation, the cost of compliance may become burdensome, especially as different jurisdictions adopt different approaches to regulation.

RECENT DEVELOPMENTS

Stock Issuances upon Incorporation of Our Brands

Upon the formation of Our Brands on February 28,2020 Our Brands issued:

(1)     4,000,000 shares of common stock of Blackout Entertainment Group Inc. at a purchase price of $0.0005 per share (for an aggregate of $500);

(2)     4,000,000 shares of common stock to Public at a purchase price of $0.0005 per share (for an aggregate of $500);

(3)     4,000,000 shares of common stock to Investors at a purchase price of $0.0005 per share (for an aggregate of $16,000,000;

(4)     4,200,000shares of Series A Super Voting Preferred Stock to William Moore at a purchase price of $0.0005 per share (for an aggregate of $24,000,000; and

(5)     4,400,000 shares of Series #6 Stock to Investors at a purchase price of $0.0005 per share (for an aggregate of $24,000,000).

The foregoing securities were issued by the Company pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

View :(Or Consolidated Financial

Statements Year Ending 2019)

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Prospectus

Blacout Entertainment Group Inc.

Tax Id# 27-0122634

1765 Townsend Ave. Apt.5H

Bronx, New York 10453-7688

Phone No# 1(646)245-9580

All offices of Business

Rafael A. Jones C.F.O./ President/ Agent 1765 Townsend Ave. Apt. 5H Bronx, New York 10453-7688 Phone No# 1(646)245-9580

Other Information

Signature of Chairman, Managing Director, President and Agent

Rafael A. Jones

Signature:

Full Time Employee:
Rafael A. Jones 1765 Townsend Ave. Apt. 5H Bronx, New York 10453-7688 1(646)245-9580

Table of Contents

Part 1 Company Information

#1). Outline of Company

#2). Description of Business

#1). Nature of Business

#2). Outline of Each Segment

#3). Sales and Marketing

#4). Competition

#5). Material Contracts

#6). Property, Plant, Equipment

#7). Research and Developement

#8). Other Related Business

Part: 2 Information on the Company'y Management and Shareholders

#1). Board of Directors and Directors

#2). Senior Management

#3). Renumeration/Compensation of Senior Management

#4). Corporate Governance

#5). Dividends, Dividend Policy and Stock Options

#6). Description of Company Shares

Part #3 Related Party Information

#1). Material Transactions/ Agreements with Major Shareholders

#2). Material Transaction/ Agreements with Senior Management

#3). Other Conflicts of Interest

Part 4 Financial Information

#1). Financial Statements with Notes

#2). Auditors

#3). Legal Proceedings/Litigation

Part 5 Other Information

#1). Signature of Chairman, Management and Directors

#2). Identity of Directors, Senior Management, Corporate Secretary, Auditors and Advisors

#3). Others

Part 1 Company's Information

#1). History and Background of the Company:

Blackout Entertainment is an registered company. On Dec.4,2004 it was started under the laws of the State of Missouri, City of St. Louis and had the listed address of 3011 California Ave. St. Louis, Missouri 63111. On September 11, 2015 relocated to Bronx, New York 10453 registered under the State of New York from an Sole Proprietorship into an Corporation on September 10,2015, And has the current address of 1765 Townsend Ave. Apt. 5h, Bronx New York 10453-7688. All current assets, and associated business relationships carried over.

#1). Blackout Entertainment Group Inc. is our legal name and commercial name.

Located home office and service address of 1765 Townsend Ave. Apt 5H, Bronx, New York 10453-7688.

#2). Started on December 12, 2004, and has been in Business 13 years.

#3). Upon Sept. 13,2015 took up domacile in the State of New York.

Operating under The Securities Act of 1933, Offering made pursuant to Regulation A (17 CFR 230.251 et. seq.) Two Tier offering.

The same titles can be found:

New York State Division of Corporations

One Commerce Plaza

99 Washington Ave.

Albany, New York 12231-0001

New York State Investor Protection Bureau.

28 Liberty Street, 15th floor

New York, New York 10005

New York Bronx County Courts

851 Grand Concourse

Bronx, New York 10451

Internal Revenue Service

under tax Id# 27-0122634

Owner/ Agent: Rafael A. Jones

0f 1765 Townsend Ave. Apt. 5h

Bronx, New York 10453-7688

New York State Department of Taxation and Finance

W.A. Harriman Campus

Albany, New York 12227

F.I.N.R.A.

S.E.C.

Nasdaq registration as Private Corporation ticker symbol (RAJ)

1

#4). We seek to raise capitol for growth.

#5) To promote and sale or Copywritten and Published Material.

#6). Material Capitol Expenditures

#1). Copyright Office U.S.

GATT

#2). Broadcast Music Inc.

#3) Quad Studios

#4). Housing and Work Space

#5). Stationary Storage and Devices

#6).Salaries

#7). Security Costs

Are all listed incurrent 2019 Consolidated Financial Statements ending year 2019

#7). Organizational Structure

We can function efficiently off of Contracted hired hands to maintain maximum profits.

#8). Outline of Parent and Associated Companies

Doeboy Entertainment Publishing Company

Owned By Rafael A. Jones

subsidiary of

Broad Cast Music Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

#9).Condiction of Employee:

One Full time employee

Qualifications:

F.I.N.R.A. registered Broker Dealer Investment Advisor Firm (CRD)(IARD)#305542

Nature of Business:

Music Production, Movie Developement,

Touring and Peformances

Distrubution

I.P.O. assistance

Aquisions

Sports Agency

2

Business Segments : Id# 89990401

Competition Sony BMG and Universal Worldwide

Current:

Material Contracts

Property, Plant, and Equipment

Research and Developement

Other Related Businesses

Complete Informationon Company's Management and Shareholders

Senior Management

Renumeration and Compensation

Corporate Governance

Audit Committe

Strategy and Investment Commettee

Rick Management

Shareholders

Dividends Policy and Stock Optionz

Description of Company Shares Claas #6 Common

Related Party Transactions

Material Transactions/ Agreements

Other Conflicts of Interest

Financial Statements and Notes

Legal Proceedings

Have been all updated and Included in Updated 2019 Consolidated Financial Statement year ending 2019

Shareholders:

Rafael A. Jones

Amira B. Towns

Jodenis Deaza

3

Rafael A. Jones C.F.O./ C.E.O.

Blackout Entertainment Group Inc.

1765 Townsend Ave. Apt.5 H

Bronx, New York 10453-7688

Phone# 1(646)245-9580

email contact: Rafael1010.Jones@outlook.com

Rafael A. Jones

signature

Rafael A. Jones C.F.O.

title

4

Blackout Entertainment Group Inc.

Tax Id# 27-0122634

Consolidated Financial Statements Dec.31, 2019 year ending

State of New York

1765 Townsend Ave. Apt.5 H, Bronx New York 10453-7688

SIC Code: 89990401

Max Securities Offered 10,000,000

Registration Fee's $37,000.00

Shelf  9,000,000 shares

Offering Date 12/26/2019

BLACKOUT ENTERTAINMENT GROUP INC.DBA/BLACKOUT ENTERTAINMENT

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31,2019

(EXPRESSED IN U.S. DOLLARS)

Independent Auditor’s Report

#1). Other disclaimers:

Unsponsored ADR’s :

Blackout Entertainment Group Inc. DBA Blackout Entertainment does not sponsor any American Depository Reciept (ADR) facility with or in respect of it’s shares. Any ADR facility currently in existence is “unsponsored”,and has no ties whatsoever to Blackout Entertainment Group Inc./ DBA Blackout Entertainment.

Blackout Entertainment Group Inc./DBA Blackout Entertainment disclaims any liability in Respect of any such facility.

#2). Auditor’s responsibility is to exspress an opinion on these consolidated financial statements based on our audits. We conduct or audits in accordance with U.S. I.R.Codes,an generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance above whether the consolidated financial statements are free from material misstatement.

#3). An audit involves performing procedures to obtain audit evidence about the amounts and desclosers in the consolidated financial statements. The procedure selected depend on the auditors judgement, including the assessment of the risk of material misstatements whether due to fraud or misstatement or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluation of appropriate of accounting policies and used and the reasonable of accounting estimates made by management. As well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained in our audits is appropriate to provide basis for our audit opinion.

Opinion:

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment as at December 31,2019 and 2014, and it’s financial performance and it’s cash flows for the years then ended in accordance with the internal revenue service, and s.e.c compliance standards under reg.a. two tier offering form d operations,also f.i.n.r.a compliant. elective of our board we’ve partaken registration with the securities ivestors protection bureau.

F-1

Emphasis of matter

Without qualifying our opinion, we draw attention to note 1 in the consolidated financial statements which describes certain conditions that indicate the existence of material uncertainty, uncertainty that may cast uncertainty doubt about, Blackout Entertainment Group Inc. ability to continue as a ongoing concern.

Pro Hac Vice

I.R.Code Attorney For:

Blackout Entertainment Group Inc. DBA/

Blackout Entertainment

Rafael A. Jones

__________________________

signature

Financial Assets at Fair Value;

In U.S. dollars

Term deposits, Securities, interest bearing current accounts:

Total; 5,200,085	Current	Non current outstanding	Total Current (shares issued)	Non Current

			500,170
Financial Assets				Total Value
3,549,745				17,748,725

Financial Assets at amortized Cost (c):

Liabilities Current:

Trade Payables at Accuruered Liabilities:	$3,549,745

Cusumer Deposits and Deferred revenue:	$3,549,145

rate of 1:26,000.425 shares outstanding, unissued shares at the rate of 1:23,999.575

Sensitivity at: +110/-110

Approved on Behalf of the Directors

Rafael A. Jones
SIGNITURE

C.F.O.
Title

F-2

Revenue: 2019 Dec. 31

Cost of Sales	$22,760.00

Cost of Goods sold	$22,760.00

Gross Profits	$3,549,145.00

Exspenses	$105,500.00

Amortization
$6,000.00
Bank and Credit card charges

Foreign Exchange (gain) or (loss)	$0.00

Insurance	$12,530.00

Office and General	$1,000,000.00

Products Promotions and Travel	$5,000.00

Professional consulting Fee’s	$17,900.00

Rent and Utilities	$300,000.00

Research and Developement	$79,500.00

Renumerracation of Benefits	$2,500,000.00

Stock based compensation	$37,000.00

Share Holder communications	$50.00

Filings and transfer Agents	$4,995,998.00

net share per common share 1 net

basic 870	diluted 499,170

Weighted Average number of common shares outstanding and diluted:

Outstanding: 500,000	Diluted: 170

F-3

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment ensured that the recoverable amounts as of Dec.31,2019, which were determined using standards valuations and methods( the value in use,determined as the discounted value of further cash flows, and the fair market value, determined on the basis of market data, stock market prices, comparable listed companies, comparison with the value attributed to similiar assets or companies in recent acquisition transactions) were at least equal to their acquisition prices.

Consolidated Statements of Shareholders Equity

Balance as dec.31,2019

Received Commitments

Total Net:

Balance at december 31,2019

Transactions with owners, in their capacity as owners and other transfers

1). Shares Issued for Cash-Private Placement

2). Share Issuence Costs

3). Stock Based Compensation

4). Cancel of Stock Options

5). Net and Comprehensive loss

Share Holders and Percentage:

1). Rafael A. Jones 52% ownership

1765 Townsend Ave. apt.5H

Bronx, New York 10453-7688

1(646)245-9580

2).Amira B. Townes 0000.00002%

2410 Walton Ave. Apt.55

Bronx, New York 10468

1(718)925-5756

3). Jodenis Diaz 0000.00002%

67 East 176th Street Apt.53b

Bronx, New York 10453

F-4

Cash Flow from operating Activities

Net Loss for the year	$1,250,170.00

Items not Involving Cash	$3,549,745.00

Amortization	$3,549,745.00

Stock based Compensation	$27,037,000.00

Write Off Inventory (book shares)	$4,499,915

Loss of Disposal of assets	$5,000,000.00

Changes In Non cash Working Capitol Items:

Receivables	$2,500,000.00

Inventory (shares)	500,000

Prepaids and Deposits	$1.250,000.00

Trade Payables and Accured Liabilities	$3,750,000.00

Customer Deposits and Deferred Revenues	$870.00

Net Cash Provided by Operating Activities	$5,000,000.00

Change in Cash and Cash Equivalents	$3,549,745.00

Cash and Cash Equivalents-Beginning	$1,250,170.00

Cash and Cash Equivalents-Ending	$5,000,000.00

Supplemental Cash Flows Information: December 31,2019yr. ending

The company reallocated $1,250,000.00 from reserve to deficit upon cancelation of stock option.

The Company reallocated $3,449,745.00 from reserve to deficit upon cancelation of stock option.

The accompanying notes are an integral past of these Consolidated Financial Statements.

F-5

#1).Nature and Continuance of Operations

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment was Incorporated in September 14th,2015 under the laws of the State of New York, Providence of United States of America. The Company is listed on Nasdaq Options Market L.L.C. (NOM)(BX)(NASDAQ)(AHLX)(OMX)(F.I.N.R.A.)(GMEX)under the Trading symbol (RAJ). The Company’s primary base business is designed around Retail Sales and Distribution of Music, film,artist,management,radio transmissions, sports agent,and talent relations of Entertainment.

The Company’s registered and records office at: 1765 Townsend Ave. Apt. 5H, Bronx, New York 10453-7688.

These Consolidated Financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

the continuing operations of the Company are dependant upon its ability to generate profitable operations in the future,and to continue to secure additional financing. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company. These events cast significant doubt about the Company’s ability to continue as a ongoing concern.

Based on the Company’s operating history, and it’s relationship with it’s stakeholders, management expects that the Company will require additional equity to have sufficient capitol to fund operations for upcoming fiscal year. Further discussion of liquidity risk has been desclosed. These Consolidated Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Company be unable to continue operations as a ongoing concern.

#2).Basis of Presentation and Significant Accounting Policies

The Financial Statements were authorized for issue on December31,2019 by directors of the Company.

Statement of Compliance with the Securities and exchange Commision Reg. A, form D two tier offering, F.I.N.R.A. accounting standards.

#2). Basis of Presentation of Significant Accounting Policies (con’d)

Basis of preparation

The financial statements of the Comapny has been prepared on an accural basis and are based on historical costs, modified where applicable. The financial statements are presented in U.S. dollar unless otherwise noted. Which is the Company’s functional currency.

Certain figures for the prior year have been reclassificational to conform to the current presentation.

Principals of Consolidation:

The consolidated financial statements include the accounts of the Company and it’s 100% controlled entity, Blackout Entertainment Group Inc. DBA/ Blackout Entertainmnet.

F-6

Significant Estimated and Assumptions

The preparation of financial statement s in conformity with (S.E.C.)(F.I.N.R.A.) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of desclosers of contingent assets and liabilities at the date of financial statements and the reported amounts of income and exspenses during the reported period. The preparation of the financial statements also requires management to excersize judgement in the process of applying the accounting policies. on an on going basis, management uses historical experience and various other factors it believes to be recognized propectively from the period in which the estimates are revised. Actual outcomes may differ from those estimates under different assumptions and conditions.

Estimates and Assumptions where there is significant risk of material adjustments to assets and liabilities in the future accounting periods include the impairment and useful lives of equipment and leasehold improvements and intangible assets, fair value measurements od financial instruments and stock-based transactions and the recoverable and measuredment of deferred tax assets.

Significant Judgements

The Preparation of financial statements in accordance with (S.E.C)(F.I.N.R.A.) involving estimates, in applying accounting policies;

●	The assesment of the Companys ability to continue as a going concern and wether there are events or condictions that may give rise to significant uncertainty.
●	* allowance for doubtful accounts
●	* the classification of financial instrumnets,and
●	* the determination of the functional currency of the Company and its subsidiary.

#2). Basisi of Presentation and Significaint Accounting policies (con’d)

Foreign Currency translation

The function currency of each of the Comapny’s entities is measured using the currency of the primary economic enviroment in which that the entity oprerates. the Consolidated financial statements are presented in U.s. dollars which is the functionable currency of the Company and its subsidiary.

Amendments to included Pages #9 thru#14

These pages are included in the paper format submission to

the S.E.C….

F-7

Transaction balance: Foreign currency transactions are translated into functional currency using the exchange rates prevailing atthe date of the transaction. Foreign currency monetary items are translated at the period end exchange rate. Non Monetary items measured at historical costcontinue to be carried at the Exchange rate at the date when fair value were determined.

Exchange Difference arising on the translation of monetary items or on settlement of monetary items are recognized in profir or loss in the statement of comprehensive loss n the period in which they arise,except were deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation ofnon monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non monetary gains or loss is recognized in the profitor loss, the exchange component is also recognized in profit or loss.

Trade and other Recievables: Recievables are amounts due from custumer for goods sold in the ordinary course of business. Ifcollections are exspected in one yearor less, they are classified as current assets. If not, they are presentedas non current assets.

Inventory: The Company records inventory atthe lower ofcost andestimated net relizable value. Costs includes raw materials, freight, duty, publishing, copyright, brokerage, andnon recoverable taxes, and orassigned to inventories on a first-in, first-out basis. Net realizable value represents the estimated selling price for inventories less all estimated costsof completion and costs neccessary to make the sale.

#2). Basisof Presentation and Significant Accontant Policies ( cont'd)

Property and Equipement: The property and Equipment stated as historical cost less accumalated depreciation and accumulated impairment losses. Subsequent costs are included in the assets carring amount or recognized as a seperate asset/ as appropriate, only when it is prbable that future economic benefits associated with the item can be measured reliably.

The carring amount ofthe replaced part is derecognized. All other repairs and maintainence are charged to the statementof comprehensive loss during the financial periodin whichthey incurred.

Gains and Losses disposalsare determined bycomparing the proceeds withthe carrying amount and are recognized in the profit and loss.

Depreciation and Amortization are calculated on a single straight line method to write off cost of assets to their residual values over their estimated useful lives, as Follows:

Asset:	Basis

Equipment :	Straight- Line over 5 years

Computers:	Straight -Line 1 to 5 years

F-8

Leasehold Improvements: Straight-Line 1 to 5 years

Intangible Assets:

Intangible Assets Aquired Separatly

Intangible assets with finite useful lives that are aquired seperatly are carried at cost less accumulated amortization andaccumulated impairment losses. Amortization is recognized on a Straight Line basis over their estimated useful lives. The estimated useful life andamortization method are reviewed at the endofeachperiod, with the effect of any changes in estimated being accounted for on a propective basis. Intangible assets with indefinite useful lives that are aquired seperatly are carried at cost less accumalated impairment losses.

Internally Generated Intangible Assets- Research and Development Expendentures:

Expenditures on research activities is recognized as an expence in the periodin which it is incurred. An internally-generated intangible asset arising from developement ( or from the developement phase of an internal project ) is recognized if, andonly if, all ofthe following have been demonstrated:

* Technical feasibilty of completing the intangible asset so that it will be available for use orsale:

*The intention to complete the intagible asset and use or sale it:

* The ability to use or sale the intangible asset:

* How the intagible asset will generate probable future economic benefits:

* The availiblity of adequate technical, financial or other resources to complete the development and to use or sell the intangible asset: and

* The ability to measure reliably the expeniture attributable to the intangible asset during its developement.

The amount initially recognized for internally generated intagible assets are reported ata cost less accumulated amortazation and accumulated impairment losses, on the same basis as intangible asset that are aquired separatly.

At December of 2018, the Company has recorded intagible assets relating to certain expenditures on development which met the criteria for Recognition.

F-9

Impairment of long lived Assets:

The carrying amount of a Company's long lived assets(which includes equipementand intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount ofthe asset estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset, or its cash generated unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive loss.

The recoverable amounts of assets is greater ofan asset's fair value less cost to sell and value is use. The estimated future cash flows are discounted to their present value usinga pre-tax discount rate that reflects the current market assessments of the time value of money and the risk specific to the asset. For an asset that does not generate cashflows largly independant of those fromother assets , the cash generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may nolonger exist and their has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined has no impairment loss been recognized in previos years.

Assets that have an indefinite useful life are not subject to amortization and are tested annully for impairment.

#2). Basis of Presentation and Significant Accounting Policies (cont'd)

Trade payables and Accrued liabilities:

Accounts payable are obligations to pay for goods or services that have been aquired in the ordinary course of business from suppliers. They are recognized initially at fair value and subsequently measured at amortization cost using the effective interest method.

Revenue recognition: Revenue is recognized, not of discounts and custome rebates, when title and risk are transferred, and payments are recieved or rights to recieve consideration are obtained, and collection of consideration is reasonably assured. Revenue recieved in advance of these criteria is defferred until future periods.

Government Grants: The Company is entitled to goverment assistance in the form of grants. These are applied against related expenses of the cost of the asset aquired. Grants are subject to cmpliance with terms and condictions of related agreements.

Financial Instruments: The Company classifies its financial instruments in the following categories: at fair value threw profit or loss, loans and recievables, held to maturity investments, available for sale, and financial liabilities. The classification depends on the purpose for which the financialinstruments were acquired. Anagment determines the classification its financial instruments at intial recognition. Financial assets are classified at their fair value threw profit or loss when they are either held for trading for the purpose of short term profit taking, derivatives not held for hedging purposes, are whenthey are designed as such to aviod an accounting mismatch or to enable performance evaluation where a group of finamcial assets are subsequent measured for their fair value with changes in carrying value being included in profit or loss.

F-10

Loans: andrecievables are non derivatives financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortization cost. They are included in current assets, except for maturities greater than 12 months after the end of reporting period. These are classified as non current assets.

Held to Maturity: investments are non derivativesfinancial assets that have fixed maturities and fixed or determined payments, and it is the Company's intention to hold these nvestments to maturity. They are subsequently measured at amortized cost. Held to Maturity investments are included in non current assets, except for those which are expected to mature within 12 months after theend of reporting period.

Basis of Presentation and Significant Accounting Policiees ( cont'd)

Financial Instruments ( cont'd) Available for sale financial assets are non derivative financial assets that are designed as available for sale or are not suitable to be classiified as a financial asset atfair value through profit or loss, loans and recievables are held to maturity investments and are subsequent measure at fair value. These are included assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains or losses.

Non derivatives financial liabilities ( excluding financial guarantees) are subsequent measured amortization cost. Derivaties financial iabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit loss.

Regular purchases and sales offinancial assets are recognized on the trade date the day on which the Company commits to purchase the asset.

Financial assets are derecognized when the right to recieve cash flows from the investments have exspired or have been transferred and the Company has transferred substaintially all risks and rewards of ownership.

At each reporting date, the Company's assesses whether their is objective evidence that a financial instrument has been impaired. In the case of available for sale financial instruents, a significant and prolonged decline in the value of the instrument is considered to determine wether an impairment has arisen.

Income tax- Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from paid to the taxation authorities. The tax rate and tax laws used to compute the amount are those that are enacted or subsequently enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

F-11

Current income tax relating to items recognized directly in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

#2). Basis of Presentation and Significant Accounting Policies ( cont'd)

Income Tax ( cont'd):

Deferred Income tax: Deferred income tax is provided using the asset andliability method on temporary differences at the reporting date between tax bases of the asset and liabilities and their carrying amounts for financial reporting purposes.

The carrying amounts deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deffered income tax assets and liabilities are measured at the tax rate that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates( and tax laws) that have been enacted or substantially enacted by the end of reporting period.

Stock Based Compensation: Share-based payments to employees are measured at fair value of the instuments issued and amortized over the vested periods. Share based payments to non employees are measured at the fair value ofgoods and services recieved or the fair value of the equity instrument issued. If it is determined the fair value of the goods or services can not be reliably measured, and are recorded at the date the goods are services is recieved. The corresponding amounts is recorded to the share based paymentreserve. The fair value options is determined using the Black Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of eachreporting period, such that amount recognized for service recieved as consideration for the quity instruments granted shall be based on the number of equity instruments that eventually vest.

Accounting Standards Issued but not yet Effective: IFRS 9" FinancialInstruments":

This new standard is a partial replacement of IAS 39 "Financial Instruments", IFRS 9 uses a single approach to determine whether a financial asset is measured at amortization or amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial insrtuments in the context of its business model and the contractual cashflows characteristics of the financial assets.

The new standard also requires a single impairment method be used, replaceing the multiple impairment methods in IAS 39. The proposed effective date of IFRS 9 is for annual periods beginning on or after Jan.31st,2018.

F-12

#3). Accounting Standards Issued but not yet Effective ( cont'd)

IFRS 15 " Revenue from Contracts with Customers":

This new standard contains a single model that applies to contracts with customers and two, approaches to recognizing revenue. At a point in ime or over time. The model features a contract based 5 step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/ or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after Jan.1st.2018 with early adoption permitted.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company's financial statements. The Company isassessing the impact of the new revised IFRS standards on its financial position and financial performance.

#4). Recievables:	2018 to 2019 year ending

Trade Recievables	$2085.00

GTS Recievables (Taxed)	$14,000.00

#5). Inventory:

Raw Materials (book shares)	$17,000,000

Finished Goods	$25,000,000

Note: for Consolidated Financial Statements 2019 Closing balance of which Wholly or partly funded benefits, Wholly unfunded benefits….

#6)Property and equipment:

As stated and estimated in Financial Statements of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment after assessment we believe that we can recoupe profits from our Amortization:

Due to delay, Company was delisted and first executed trade on Nasdaq CFLEX failed in execution in the amount of $2,500,000 Upon year of ending 2019 under form d that still provides the raise of an additional sum of Capital of $2,500,000.

The total estimated value of reallocated resources is $4,963,000. with the ability to cancel out 500,000 shares that fell through due to administrative delays and due process.

Compensation with shares: (account funding)		Shares

F.I.N.R.A.	$7,900.00	1,500

Nasdaq	$25,000.00	5,000

CBOE	$2,500.00	450

S.E.C.	$2,500.00	450

With the remaining 492,600 shares to be offered in options contract (CFLEX)(BATS)(FIX)(BOE)(CPEX)(SROM)(EDGX)(GMXE)(SPX) registered.

F-13

During this process of filings with the regulatory agencies one benefit is the Blackout entertainment group Inc. became an Broker Dealer investment Advisor firm (CRD)(IARD)#305542:

Tangible Assets	$4,963,000.00

Salaries	$300,000.00

Rentals	$80,000.00

Artist Development	$20,000.00

Funded Accounts	$37,000.00

Cost Of office	$111,000.00

Copyrights and Publishing	$16,000.00

Test’s Fee’s	$2,500.00

Taxes	$14,000.00

Agent Sport’s fee’s	$22,500.00

Advertisement and Promotions	$1,000,000.00

Travel	$500,000.00

Total Cost to Realize Profit	$2,103,000.00

Net Operation Cost Amortization	$2,860,000.00

Cash Reserve	$2,860,000.00

#8).Trade Payables and Accured Liabilities	2018 to 2019 yrs. ending

Trade Payables- note 9	$4,963,000.00

Accured Liablities	$14,000.00

F-14

#9). Related Party Transaction:

As at dec. 31,2019 included in prepaids and deposits is $300,000.00 been paid to Director C.F.O. Agent

As at Dec.31,2019 included trade payables is 4193,516.00, which is due to a director of the Company’s Nasdaq L.L.C..

The Compensation of key management personnel and related parties were as follows:

Year Ending 2018-2019:

Rent and Utilities	$111,516.00

Renumeration, fee’s and short term benefits	$78,000.00

Stock- Based Compensation	$4,963,000.00

CASH

Estimated Reserve Yr. Ending	$2,860,000.00

Closing balance of which wholly or partly funded benefits, wholly unfunded benefits Amortization.

#10). Share capitol:

Authorized share Capitol

10,000,000 shares at $5.00 par value total of $50,000,000.00,

Escrow :	$0.00

Bookshares: from 4,800,000 to 3,799,830

On Nov. 8th,2018 the Company completed a private placement of 4,800,000 million units at $5.00 par value for proceeds of $24,000,000.00

Warrents :

A continuity schedule ofwarrents isas follows;

Issued shares 170 Number of warrents 2

deficiet reissue 2,500,000.00 without execise 500,000 shares

Stock options:

Place One Contract:

$5.00 par value	$4,963,000.00

Amortization

F-15

#10). Share Capitol ( cont'd)

Stock Option ( cont'd);

Reserve:

The reserve records items recognized as stock based compensation exspenceand their fair value of warrents issued based on the residual method. At the time that the stock options or warrents are exercised, the corresponding amount is reallocated to share capitol, or if they canceled the corresponding amount is reallocated to deficiet.

#11). Segmented Information:

F-16

Blackout Entertainment Group Inc.

Tax Id# 27-0122634

Consolidated Financial Statements Dec.31, 2019 year ending

State of New York

1765 Townsend Ave. Apt.5 H, Bronx New York 10453-7688

SIC Code: 89990401

Max Securities Offered 10,000,000

Registration Fee's $37,000.00

Shelf  9,000,000 shares

Offering Date 12/26/2019

BLACKOUT ENTERTAINMENT GROUP INC.DBA/BLACKOUT ENTERTAINMENT

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31,2019

(EXPRESSED IN U.S. DOLLARS)

Independent Auditor’s Report

#1). Other disclaimers:

Unsponsored ADR’s :

Blackout Entertainment Group Inc. DBA Blackout Entertainment does not sponsor any American Depository Reciept (ADR) facility with or in respect of it’s shares. Any ADR facility currently in existence is “unsponsored”,and has no ties whatsoever to Blackout Entertainment Group Inc./ DBA Blackout Entertainment.

Blackout Entertainment Group Inc./DBA Blackout Entertainment disclaims any liability in Respect of any such facility.

#2). Auditor’s responsibility is to exspress an opinion on these consolidated financial statements based on our audits. We conduct or audits in accordance with U.S. I.R.Codes,an generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance above whether the consolidated financial statements are free from material misstatement.

#3). An audit involves performing procedures to obtain audit evidence about the amounts and desclosers in the consolidated financial statements. The procedure selected depend on the auditors judgement, including the assessment of the risk of material misstatements whether due to fraud or misstatement or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluation of appropriate of accounting policies and used and the reasonable of accounting estimates made by management. As well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained in our audits is appropriate to provide basis for our audit opinion.

Opinion:

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment as at December 31,2019 and 2014, and it’s financial performance and it’s cash flows for the years then ended in accordance with the internal revenue service, and s.e.c compliance standards under reg.a. two tier offering form d operations,also f.i.n.r.a compliant. elective of our board we’ve partaken registration with the securities ivestors protection bureau.

Emphasis of matter

Without qualifying our opinion, we draw attention to note 1 in the consolidated financial statements which describes certain conditions that indicate the existence of material uncertainty, uncertainty that may cast uncertainty doubt about, Blackout Entertainment Group Inc. ability to continue as a ongoing concern.

Pro Hac Vice

I.R.Code Attorney For:

Blackout Entertainment Group Inc. DBA/

Blackout Entertainment

Rafael A. Jones

__________________________

signature

Financial Assets at Fair Value;

In U.S. dollars

Term deposits, Securities, interest bearing current accounts:

Total; 5,200,085	Current	Non current outstanding	Total Current (shares issued)	Non Current

			500,170
Financial Assets				Total Value
3,549,745				17,748,725

Financial Assets at amortized Cost (c):

Liabilities Current:

Trade Payables at Accuruered Liabilities:	$3,549,745

Cusumer Deposits and Deferred revenue:	$3,549,145

rate of 1:26,000.425 shares outstanding, unissued shares at the rate of 1:23,999.575

Sensitivity at: +110/-110

Approved on Behalf of the Directors

Rafael A. Jones
SIGNITURE

C.F.O.
Title

Revenue: 2019 Dec. 31

Cost of Sales	$22,760.00

Cost of Goods sold	$22,760.00

Gross Profits	$3,549,145.00

Exspenses	$105,500.00

Amortization
$6,000.00
Bank and Credit card charges

Foreign Exchange (gain) or (loss)	$0.00

Insurance	$12,530.00

Office and General	$1,000,000.00

Products Promotions and Travel	$5,000.00

Professional consulting Fee’s	$17,900.00

Rent and Utilities	$300,000.00

Research and Developement	$79,500.00

Renumerracation of Benefits	$2,500,000.00

Stock based compensation	$37,000.00

Share Holder communications	$50.00

Filings and transfer Agents	$4,995,998.00

net share per common share 1 net

basic 870	diluted 499,170

Weighted Average number of common shares outstanding and diluted:

Outstanding: 500,000	Diluted: 170

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment ensured that the recoverable amounts as of Dec.31,2019, which were determined using standards valuations and methods( the value in use,determined as the discounted value of further cash flows, and the fair market value, determined on the basis of market data, stock market prices, comparable listed companies, comparison with the value attributed to similiar assets or companies in recent acquisition transactions) were at least equal to their acquisition prices.

Consolidated Statements of Shareholders Equity

Balance as dec.31,2019

Received Commitments

Total Net:

Balance at december 31,2019

Transactions with owners, in their capacity as owners and other transfers

1). Shares Issued for Cash-Private Placement

2). Share Issuence Costs

3). Stock Based Compensation

4). Cancel of Stock Options

5). Net and Comprehensive loss

Share Holders and Percentage:

1). Rafael A. Jones 52% ownership

1765 Townsend Ave. apt.5H

Bronx, New York 10453-7688

1(646)245-9580

2).Amira B. Townes 0000.00002%

2410 Walton Ave. Apt.55

Bronx, New York 10468

1(718)925-5756

3). Jodenis Diaz 0000.00002%

67 East 176th Street Apt.53b

Bronx, New York 10453

Cash Flow from operating Activities

Net Loss for the year	$1,250,170.00

Items not Involving Cash	$3,549,745.00

Amortization	$3,549,745.00

Stock based Compensation	$27,037,000.00

Write Off Inventory (book shares)	$4,499,915

Loss of Disposal of assets	$5,000,000.00

Changes In Non cash Working Capitol Items:

Receivables	$2,500,000.00

Inventory (shares)	500,000

Prepaids and Deposits	$1.250,000.00

Trade Payables and Accured Liabilities	$3,750,000.00

Customer Deposits and Deferred Revenues	$870.00

Net Cash Provided by Operating Activities	$5,000,000.00

Change in Cash and Cash Equivalents	$3,549,745.00

Cash and Cash Equivalents-Beginning	$1,250,170.00

Cash and Cash Equivalents-Ending	$5,000,000.00

Supplemental Cash Flows Information: December 31,2019yr. ending

The company reallocated $1,250,000.00 from reserve to deficit upon cancelation of stock option.

The Company reallocated $3,449,745.00 from reserve to deficit upon cancelation of stock option.

The accompanying notes are an integral past of these Consolidated Financial Statements.

#1).Nature and Continuance of Operations

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment was Incorporated in September 14th,2015 under the laws of the State of New York, Providence of United States of America. The Company is listed on Nasdaq Options Market L.L.C. (NOM)(BX)(NASDAQ)(AHLX)(OMX)(F.I.N.R.A.)(GMEX)under the Trading symbol (RAJ). The Company’s primary base business is designed around Retail Sales and Distribution of Music, film,artist,management,radio transmissions, sports agent,and talent relations of Entertainment.

The Company’s registered and records office at: 1765 Townsend Ave. Apt. 5H, Bronx, New York 10453-7688.

These Consolidated Financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

the continuing operations of the Company are dependant upon its ability to generate profitable operations in the future,and to continue to secure additional financing. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company. These events cast significant doubt about the Company’s ability to continue as a ongoing concern.

Based on the Company’s operating history, and it’s relationship with it’s stakeholders, management expects that the Company will require additional equity to have sufficient capitol to fund operations for upcoming fiscal year. Further discussion of liquidity risk has been desclosed. These Consolidated Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Company be unable to continue operations as a ongoing concern.

#2).Basis of Presentation and Significant Accounting Policies

The Financial Statements were authorized for issue on December31,2019 by directors of the Company.

Statement of Compliance with the Securities and exchange Commision Reg. A, form D two tier offering, F.I.N.R.A. accounting standards.

#2). Basis of Presentation of Significant Accounting Policies (con’d)

Basis of preparation

The financial statements of the Comapny has been prepared on an accural basis and are based on historical costs, modified where applicable. The financial statements are presented in U.S. dollar unless otherwise noted. Which is the Company’s functional currency.

Certain figures for the prior year have been reclassificational to conform to the current presentation.

Principals of Consolidation:

The consolidated financial statements include the accounts of the Company and it’s 100% controlled entity, Blackout Entertainment Group Inc. DBA/ Blackout Entertainmnet.

Significant Estimated and Assumptions

The preparation of financial statement s in conformity with (S.E.C.)(F.I.N.R.A.) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of desclosers of contingent assets and liabilities at the date of financial statements and the reported amounts of income and exspenses during the reported period. The preparation of the financial statements also requires management to excersize judgement in the process of applying the accounting policies. on an on going basis, management uses historical experience and various other factors it believes to be recognized propectively from the period in which the estimates are revised. Actual outcomes may differ from those estimates under different assumptions and conditions.

Estimates and Assumptions where there is significant risk of material adjustments to assets and liabilities in the future accounting periods include the impairment and useful lives of equipment and leasehold improvements and intangible assets, fair value measurements od financial instruments and stock-based transactions and the recoverable and measuredment of deferred tax assets.

Significant Judgements

The Preparation of financial statements in accordance with (S.E.C)(F.I.N.R.A.) involving estimates, in applying accounting policies;

●	The assesment of the Companys ability to continue as a going concern and wether there are events or condictions that may give rise to significant uncertainty.
●	* allowance for doubtful accounts
●	* the classification of financial instrumnets,and
●	* the determination of the functional currency of the Company and its subsidiary.

#2). Basisi of Presentation and Significaint Accounting policies (con’d)

Foreign Currency translation

The function currency of each of the Comapny’s entities is measured using the currency of the primary economic enviroment in which that the entity oprerates. the Consolidated financial statements are presented in U.s. dollars which is the functionable currency of the Company and its subsidiary.

Amendments to included Pages #9 thru#14

These pages are included in the paper format submission to

the S.E.C….

Transaction balance: Foreign currency transactions are translated into functional currency using the exchange rates prevailing atthe date of the transaction. Foreign currency monetary items are translated at the period end exchange rate. Non Monetary items measured at historical costcontinue to be carried at the Exchange rate at the date when fair value were determined.

Exchange Difference arising on the translation of monetary items or on settlement of monetary items are recognized in profir or loss in the statement of comprehensive loss n the period in which they arise,except were deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation ofnon monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non monetary gains or loss is recognized in the profitor loss, the exchange component is also recognized in profit or loss.

Trade and other Recievables: Recievables are amounts due from custumer for goods sold in the ordinary course of business. Ifcollections are exspected in one yearor less, they are classified as current assets. If not, they are presentedas non current assets.

Inventory: The Company records inventory atthe lower ofcost andestimated net relizable value. Costs includes raw materials, freight, duty, publishing, copyright, brokerage, andnon recoverable taxes, and orassigned to inventories on a first-in, first-out basis. Net realizable value represents the estimated selling price for inventories less all estimated costsof completion and costs neccessary to make the sale.

#2). Basisof Presentation and Significant Accontant Policies ( cont'd)

Property and Equipement: The property and Equipment stated as historical cost less accumalated depreciation and accumulated impairment losses. Subsequent costs are included in the assets carring amount or recognized as a seperate asset/ as appropriate, only when it is prbable that future economic benefits associated with the item can be measured reliably.

The carring amount ofthe replaced part is derecognized. All other repairs and maintainence are charged to the statementof comprehensive loss during the financial periodin whichthey incurred.

Gains and Losses disposalsare determined bycomparing the proceeds withthe carrying amount and are recognized in the profit and loss.

Depreciation and Amortization are calculated on a single straight line method to write off cost of assets to their residual values over their estimated useful lives, as Follows:

Asset:	Basis

Equipment :	Straight- Line over 5 years

Computers:	Straight -Line 1 to 5 years

Leasehold Improvements: Straight-Line 1 to 5 years

Intangible Assets:

Intangible Assets Aquired Separatly

Intangible assets with finite useful lives that are aquired seperatly are carried at cost less accumulated amortization andaccumulated impairment losses. Amortization is recognized on a Straight Line basis over their estimated useful lives. The estimated useful life andamortization method are reviewed at the endofeachperiod, with the effect of any changes in estimated being accounted for on a propective basis. Intangible assets with indefinite useful lives that are aquired seperatly are carried at cost less accumalated impairment losses.

Internally Generated Intangible Assets- Research and Development Expendentures:

Expenditures on research activities is recognized as an expence in the periodin which it is incurred. An internally-generated intangible asset arising from developement ( or from the developement phase of an internal project ) is recognized if, andonly if, all ofthe following have been demonstrated:

* Technical feasibilty of completing the intangible asset so that it will be available for use orsale:

*The intention to complete the intagible asset and use or sale it:

* The ability to use or sale the intangible asset:

* How the intagible asset will generate probable future economic benefits:

* The availiblity of adequate technical, financial or other resources to complete the development and to use or sell the intangible asset: and

* The ability to measure reliably the expeniture attributable to the intangible asset during its developement.

The amount initially recognized for internally generated intagible assets are reported ata cost less accumulated amortazation and accumulated impairment losses, on the same basis as intangible asset that are aquired separatly.

At December of 2018, the Company has recorded intagible assets relating to certain expenditures on development which met the criteria for Recognition.

Impairment of long lived Assets:

The carrying amount of a Company's long lived assets(which includes equipementand intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount ofthe asset estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset, or its cash generated unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive loss.

The recoverable amounts of assets is greater ofan asset's fair value less cost to sell and value is use. The estimated future cash flows are discounted to their present value usinga pre-tax discount rate that reflects the current market assessments of the time value of money and the risk specific to the asset. For an asset that does not generate cashflows largly independant of those fromother assets , the cash generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may nolonger exist and their has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined has no impairment loss been recognized in previos years.

Assets that have an indefinite useful life are not subject to amortization and are tested annully for impairment.

#2). Basis of Presentation and Significant Accounting Policies (cont'd)

Trade payables and Accrued liabilities:

Accounts payable are obligations to pay for goods or services that have been aquired in the ordinary course of business from suppliers. They are recognized initially at fair value and subsequently measured at amortization cost using the effective interest method.

Revenue recognition: Revenue is recognized, not of discounts and custome rebates, when title and risk are transferred, and payments are recieved or rights to recieve consideration are obtained, and collection of consideration is reasonably assured. Revenue recieved in advance of these criteria is defferred until future periods.

Government Grants: The Company is entitled to goverment assistance in the form of grants. These are applied against related expenses of the cost of the asset aquired. Grants are subject to cmpliance with terms and condictions of related agreements.

Financial Instruments: The Company classifies its financial instruments in the following categories: at fair value threw profit or loss, loans and recievables, held to maturity investments, available for sale, and financial liabilities. The classification depends on the purpose for which the financialinstruments were acquired. Anagment determines the classification its financial instruments at intial recognition. Financial assets are classified at their fair value threw profit or loss when they are either held for trading for the purpose of short term profit taking, derivatives not held for hedging purposes, are whenthey are designed as such to aviod an accounting mismatch or to enable performance evaluation where a group of finamcial assets are subsequent measured for their fair value with changes in carrying value being included in profit or loss.

Loans: andrecievables are non derivatives financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortization cost. They are included in current assets, except for maturities greater than 12 months after the end of reporting period. These are classified as non current assets.

Held to Maturity: investments are non derivativesfinancial assets that have fixed maturities and fixed or determined payments, and it is the Company's intention to hold these nvestments to maturity. They are subsequently measured at amortized cost. Held to Maturity investments are included in non current assets, except for those which are expected to mature within 12 months after theend of reporting period.

Basis of Presentation and Significant Accounting Policiees ( cont'd)

Financial Instruments ( cont'd) Available for sale financial assets are non derivative financial assets that are designed as available for sale or are not suitable to be classiified as a financial asset atfair value through profit or loss, loans and recievables are held to maturity investments and are subsequent measure at fair value. These are included assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains or losses.

Non derivatives financial liabilities ( excluding financial guarantees) are subsequent measured amortization cost. Derivaties financial iabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit loss.

Regular purchases and sales offinancial assets are recognized on the trade date the day on which the Company commits to purchase the asset.

Financial assets are derecognized when the right to recieve cash flows from the investments have exspired or have been transferred and the Company has transferred substaintially all risks and rewards of ownership.

At each reporting date, the Company's assesses whether their is objective evidence that a financial instrument has been impaired. In the case of available for sale financial instruents, a significant and prolonged decline in the value of the instrument is considered to determine wether an impairment has arisen.

Income tax- Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from paid to the taxation authorities. The tax rate and tax laws used to compute the amount are those that are enacted or subsequently enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

#2). Basis of Presentation and Significant Accounting Policies ( cont'd)

Income Tax ( cont'd):

Deferred Income tax: Deferred income tax is provided using the asset andliability method on temporary differences at the reporting date between tax bases of the asset and liabilities and their carrying amounts for financial reporting purposes.

The carrying amounts deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deffered income tax assets and liabilities are measured at the tax rate that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates( and tax laws) that have been enacted or substantially enacted by the end of reporting period.

Stock Based Compensation: Share-based payments to employees are measured at fair value of the instuments issued and amortized over the vested periods. Share based payments to non employees are measured at the fair value ofgoods and services recieved or the fair value of the equity instrument issued. If it is determined the fair value of the goods or services can not be reliably measured, and are recorded at the date the goods are services is recieved. The corresponding amounts is recorded to the share based paymentreserve. The fair value options is determined using the Black Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of eachreporting period, such that amount recognized for service recieved as consideration for the quity instruments granted shall be based on the number of equity instruments that eventually vest.

Accounting Standards Issued but not yet Effective: IFRS 9" FinancialInstruments":

This new standard is a partial replacement of IAS 39 "Financial Instruments", IFRS 9 uses a single approach to determine whether a financial asset is measured at amortization or amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial insrtuments in the context of its business model and the contractual cashflows characteristics of the financial assets.

The new standard also requires a single impairment method be used, replaceing the multiple impairment methods in IAS 39. The proposed effective date of IFRS 9 is for annual periods beginning on or after Jan.31st,2018.

#3). Accounting Standards Issued but not yet Effective ( cont'd)

IFRS 15 " Revenue from Contracts with Customers":

This new standard contains a single model that applies to contracts with customers and two, approaches to recognizing revenue. At a point in ime or over time. The model features a contract based 5 step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/ or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after Jan.1st.2018 with early adoption permitted.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company's financial statements. The Company isassessing the impact of the new revised IFRS standards on its financial position and financial performance.

#4). Recievables:	2018 to 2019 year ending

Trade Recievables	$2085.00

GTS Recievables (Taxed)	$14,000.00

#5). Inventory:

Raw Materials (book shares)	$17,000,000

Finished Goods	$25,000,000

Note: for Consolidated Financial Statements 2019 Closing balance of which Wholly or partly funded benefits, Wholly unfunded benefits….

#6)Property and equipment:

As stated and estimated in Financial Statements of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment after assessment we believe that we can recoupe profits from our Amortization:

Due to delay, Company was delisted and first executed trade on Nasdaq CFLEX failed in execution in the amount of $2,500,000 Upon year of ending 2019 under form d that still provides the raise of an additional sum of Capital of $2,500,000.

The total estimated value of reallocated resources is $4,963,000. with the ability to cancel out 500,000 shares that fell through due to administrative delays and due process.

Compensation with shares: (account funding)		Shares

F.I.N.R.A.	$7,900.00	1,500

Nasdaq	$25,000.00	5,000

CBOE	$2,500.00	450

S.E.C.	$2,500.00	450

With the remaining 492,600 shares to be offered in options contract (CFLEX)(BATS)(FIX)(BOE)(CPEX)(SROM)(EDGX)(GMXE)(SPX) registered.

During this process of filings with the regulatory agencies one benefit is the Blackout entertainment group Inc. became an Broker Dealer investment Advisor firm (CRD)(IARD)#305542:

Tangible Assets	$4,963,000.00

Salaries	$300,000.00

Rentals	$80,000.00

Artist Development	$20,000.00

Funded Accounts	$37,000.00

Cost Of office	$111,000.00

Copyrights and Publishing	$16,000.00

Test’s Fee’s	$2,500.00

Taxes	$14,000.00

Agent Sport’s fee’s	$22,500.00

Advertisement and Promotions	$1,000,000.00

Travel	$500,000.00

Total Cost to Realize Profit	$2,103,000.00

Net Operation Cost Amortization	$2,860,000.00

Cash Reserve	$2,860,000.00

#8).Trade Payables and Accured Liabilities	2018 to 2019 yrs. ending

Trade Payables- note 9	$4,963,000.00

Accured Liablities	$14,000.00

#9). Related Party Transaction:

As at dec. 31,2019 included in prepaids and deposits is $300,000.00 been paid to Director C.F.O. Agent

As at Dec.31,2019 included trade payables is 4193,516.00, which is due to a director of the Company’s Nasdaq L.L.C..

The Compensation of key management personnel and related parties were as follows:

Year Ending 2018-2019:

Rent and Utilities	$111,516.00

Renumeration, fee’s and short term benefits	$78,000.00

Stock- Based Compensation	$4,963,000.00

CASH

Estimated Reserve Yr. Ending	$2,860,000.00

Closing balance of which wholly or partly funded benefits, wholly unfunded benefits Amortization.

#10). Share capitol:

Authorized share Capitol

10,000,000 shares at $5.00 par value total of $50,000,000.00,

Escrow :	$0.00

Bookshares: from 4,800,000 to 3,799,830

On Nov. 8th,2018 the Company completed a private placement of 4,800,000 million units at $5.00 par value for proceeds of $24,000,000.00

Warrents :

A continuity schedule ofwarrents isas follows;

Issued shares 170 Number of warrents 2

deficiet reissue 2,500,000.00 without execise 500,000 shares

Stock options:

Place One Contract:

$5.00 par value	$4,963,000.00

Amortization

#10). Share Capitol ( cont'd)

Stock Option ( cont'd);

Reserve:

The reserve records items recognized as stock based compensation exspenceand their fair value of warrents issued based on the residual method. At the time that the stock options or warrents are exercised, the corresponding amount is reallocated to share capitol, or if they canceled the corresponding amount is reallocated to deficiet.

#11). Segmented Information:

The Company operates in one reportable segment. Being retailsales of music, video and film, as broker/ dealer investment advisor, sports agency and provisions of related service. Thesummarized financial information for the revenue derived by geographic segment is as follows:

Total Revenues:	Dec.31,2018 until Dec.31,2019

United States of America	$4,963,000.00

Other	$440.00

During 2019 salein shares made up 99.5% of revenues respectively.

#12). Income Taxes:

A reconciliation ofthe expected incometax recovery to the actual income tax recovery isas follows:

2018 until Dec.31, 2019 year ending

Net Loss :	$4,963,000.00

Tax Rate:	NORMAL

Expected Income Tax Recovery:	$14,000.00

Non- Deductable Items and Others:	$0.00

Stock Based Compensation:	4,963,000.00

Temporary Differences not Recorded:	$3,713,000.00

Grand Total :	$1,250,000.00

#10).Share Capitol ( cont'd)

Stock Options (cont'd)

During the year ending December 31, 2019, $2,500,000 in stock options were canceled, andthe corresponding amount of $2,463,000 reallocated from reserve to deficit.

The Company also recognized a futher $42,500.00 in stock based compensation expences for previously issued stock options which vested during the year ending Dec.31,2019.

During the year ending december 31, 2019, the Company repriced $2,463,000.00 previously granted stock options. Accordingly, the Company recognized an incremental of $163,000 in stock based compensation exspense. The Company also granted $2,500,000.00 stock options the fair value of the stock options issuance of 7,400 which was recognized as stock based compensation expense was calculated using the Black- Scholes Options Pricing Model using the following assumptions: Risk free rate of 0.50%, expected life of 3 to 5 yrs., volatility of 98.9% and no expected dividends.

The Company also recognized a futher $1,250,000.00 in stock based compensation expense for previously issued stock options which vested during the year ending December 31, 2019.

A continuity schedule of stock options is as follows:

Number of Stock Options

Balance, Dec.31,2018	$2,463,000.00

Issued	$2,500,000.00

Expired or Canceled	$2,500,000.00

Balance, Dec.31,2019	$4,963,000.00

Exercisable, Dec.31,2019	$4,963,000.00

As at December 31,2019, the following stock options were outstanding and exercisable:

Number of Options	Exercise Price	Expiry Date

$2,500,000.00	$5.00	Dec.31, 2019

$2,493,000.00	$5.00	Dec.31,2019

As of Dec.31, 2019 the weighted average exercise price stock options is 0.075 with an average remaining term of 3.51 years.

#12). Income taxes ( cont'd)

The Company has the following deductable temporary for which no differences for which no deferred tax asset has been recognized: Dec. 31,2018 to Dec.31, 2019 year ending

Net Capitol Losses	$4,963,000.00

Equipment and Other	$0.00

Share Issuance Cost	$37,500.00

The tax pools related tothe significant deductable temporary differnces expire as follows:

Net Capitol Losses:	$163,000.00	Dec.31,2018 to Dec.31,2019 years ending

As future taxable profits of the Company are uncertain, no deferred taxassets has been recognized. As at Dec.31,2019, the Company has approximately $163,000.00 in non capitol losses that can be offset against taxable income in future years, whichbegin expiring at various dates commencing in 2021. The potential defferd tax benefits of these losses has been recorded as deffered tax allowance has been provided due to the certainty regarding the realization of these losses.

#13). Commitment and Contingency:

Commitment:

In April of 2018 the Company entered into a one year lease agreement with the director of Amsterdam Real Property Management L.LC. BSP Gigi for its premises commencing March 31, 2018. The annual lease payments of $17,922.00 by third year. Due to office condictions, the new annual lease will costs payments of$111,000.00 annually. The Company pays operating costs and management fees equal to 39% of annual basic rents.

Contingency:

The Company may be subject to a variety of claims and suits that arise from time to time in the ordinary course of business. These matters are subject to inherent uncertainties.

#14). Capitol Management:

The Company's policy is to maintain a sufficiently strong capitol base so as to maintain investor and creditor confidence, and to substain future developement of the business. The capitol structure of the Company consists of equity, net ofcash.

There were no changes in the Company's approach to capitol management during the year.

The Company is not subject to any externally imposed capitol requirements.

#15). Financial Instruments and Financial Risk Management:

The fair value ofthe Company's financial assets and liabilities approximates its carrying amount.

The Company's financial assets and liabilities are classified and measured as follows:

Asset/ Liability	Category	Measurement

Cash	fair value through profit/ loss	fair value

Trade Receivables	loans and receivables	amortized cost

Trade Payables	other financial liabilities	amortized cost

Financial instruments measured at fair value are classified into one of three levels in the fair heirarcy according to the relative reliabilities of the inputs used to estimate the fair value. The three levels of the fair value heirarcy are:

* Level 1-Unadjusted quoted prices in active markets for identical assets or liabilities:

* Level 2-Inputs other than quoted prices that are obserable for the asset or liability eighter directly or indirectly: and

* Level 3-Inputs that are not based on observable market data.

As at Dec.31,2019 year ending, the Company measures its cash based on Level 1 inputs.

#15). Financial Instruments Risk Exposure and Management (cont'd)

Financial Instrument Risk Exposure and Management:

The Company isexposed in varying degrees toa varity of financial instrument related risk. The board of directors approves and monitors risk management processes, inclusive of documented investment policies, counterparty limits, and controling and reporting structures. The type of risk exposure and a way such exposure is managed isprovided as follows:

Liquidity Risk:

Liquidity risk is the risk that one Company will not be able to meet its financial obligations as they fall due. The Company's objective in managing liquidity riskis to maintain sufficient readily available reserves in order to meet its liquidity requirements at any point in time. The Company's achieves this by maintaining sufficient cash fromoperations.

Credit Risk:

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company mayfrom time to time exstend unsecured credit to its customers and therefore, the collection of trade receivables may be affected by change in economic or other condictions. The Company has not experienced any significant credit loss in the collection of trade receivables todate. The Company's other exposure to credit risk is on its cash held in bank accounts. The Company manages their risk by maintaining bank accounts with reputable financial institutions.

Foreign Exchange Risk:

Foreign exchange risk is the riskthat the fair value of future cash flows of a financial instrument will fluctuate because there denominated in currencies that differ from respective functional curency. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

Interest Rate Risk:

Interest rate risk is the risk that the fair valueof future cash flows of a financial instrument will fluctuate because changes in market interest rates. The Company is not exposed to interest rate risk.

Blackout Entertainment Group Inc.

Consolidated Financial Statements year ending 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bronx, State of New York, on February 11, 2020.

Blackout Entertainment Group Inc.
(Registrant)

/s/ Rafael A. Jones C.F.O./C.E.O.
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

/s/ Rafael A. Jones
(Signature)

C.F.O./C.E.O./President
(Title)

2/05/2020
(Date)